Loudeye Announces 2006 Operating Plan and Preliminary Fourth Quarter 2005 Financial Results

Operating Plan Focuses on Key Markets & Customers and Reduced Cost Structure

Fourth Quarter Revenue Exceeds Guidance Due to Approximate 92% Annual Growth in Digital Media Store
Services

Seattle, WA – February 8, 2006 - Loudeye Corp. (Nasdaq: LOUD), a worldwide leader in business-to-business digital media solutions, today announced the implementation of a strategic operating plan focused on key markets and customers and streamlining its operations. This plan will enable Loudeye to eliminate redundancies and significantly reduce its cost structure, while minimizing impact on its largest revenue generating customers. This plan furthers the cost reduction initiatives implemented during the fourth quarter 2005, beginning with the exit of the Overpeer content protection services business. In addition, Loudeye announced record preliminary fourth quarter 2005 revenue and other preliminary financial results.

“We are implementing a plan which aligns our operations and investment behind the areas where we are seeing the most growth, while rationalizing our cost structure and accelerating margin improvement,” said Mike Brochu, president and chief executive officer of Loudeye. “We are focusing on our largest markets and revenue generating customers, primarily in Europe, while retaining capabilities to support our strategic goals with mobile music services.”

Key elements of Loudeye’s 2006 operating plan are as follows:

Focus on Key Markets and Customers. Loudeye’s operating plan will focus on the markets and customers which are generating the most economic value for the company. Approximately 80% of total fourth quarter revenue was generated by digital media store services, and substantially all digital media store services revenue was generated in Europe where Loudeye’s services have a significant installed customer base. In addition, Loudeye will continue to operate its digital media content services located at its Seattle, Washington headquarters, including encoding and samples services. Loudeye has recently completed an upgrade to its content encoding services, increasing the automation of those services and improving their operating contribution.

Streamline Operations and Align Platforms. Loudeye will immediately align its product development, engineering, information technology and operational resources behind its largest markets and customers. Loudeye’s digital media store service operations now will be centralized at its European headquarters in the United Kingdom. These steps will reduce redundant costs in the United States, while minimizing the impact on revenue generating customers in Europe. As part of this alignment, Loudeye has ceased development efforts on a custom digital music service for an unnamed North American retailer, the launch of which previously was delayed. Loudeye and this retailer have terminated their contract, and Loudeye will continue to pursue means to realize value from its investment in this service with other parties.

Reduce Cost Structure. Loudeye believes this plan will allow it to continue to grow revenue while reducing its cost structure significantly. In combination with its previously announced exit of the Overpeer content protection services business in December 2005, the actions taken or contemplated by today’s announcement are expected to reduce Loudeye’s cost structure by approximately $2.5 million per quarter, or approximately 30% compared to third quarter 2005 levels. Cost savings from these actions, which include personnel reductions and possible funded development, are expected to be realized by the end of the first quarter 2006.

Financing & Strategic Alternatives. In addition to a combination of increasing margins and reducing operating expenses, Loudeye continues to pursue measures to address its liquidity needs through securing additional investments or other strategic alternatives.

Preliminary Fourth Quarter 2005 Results
Fourth quarter 2005 revenue is estimated to be approximately $8.8 million, compared to approximately $6.5 million in the third quarter 2005 and $5.5 million in the fourth quarter 2004. These results exclude content protection services revenue which will be included in the loss from discontinued operations for financial reporting purposes. Digital media store services revenue represented approximately $7.1 million of total revenue, an approximate 48% increase from $4.8 million in the third quarter 2005 and an approximate 92% increase from $3.7 million in the fourth quarter 2004. Substantially all of the revenue growth in the fourth quarter 2005 was attributable to promotional services revenue from an internet service provider in Europe.

Gross profit for the fourth quarter 2005 is expected to be approximately $1.0 million. Excluding results from discontinued operations and other potential charges related to goodwill and other long-lived assets in the quarter, Loudeye expects a narrowed GAAP net loss compared to the third quarter 2005.

While Loudeye is encouraged by its revenue growth, it continues to experience significant losses and has limited cash reserves. Unrestricted and restricted cash, cash equivalents and marketable securities were approximately $10.8 million at December 31, 2005, compared to $16.6 million at September 30, 2005. Restricted cash as of December 31, 2005, was approximately $1.8 million compared to approximately $600,000 at September 30, 2005.

Loudeye intends to release its financial results for the fourth quarter and year-ended 2005 on Thursday, February 23, 2006. Management will host a conference call with investors and financial analysts to discuss these results and to provide further details about its 2006 operating plan at that time.

Preliminary unaudited fourth quarter results and details concerning the 2006 operating plan reflect management’s expectations as of the date of this release and are based upon limited available information which is dynamic and subject to change. Results may be materially affected by many factors including those described in the Forward-Looking Statements section below.

About Loudeye Corp.
Loudeye is a worldwide leader in business-to-business digital media solutions. Loudeye combines innovative products and services with the world’s largest music archive, a broad catalog of licensed digital music and the industry’s leading digital media infrastructure, enabling partners to rapidly and cost effectively launch complete, customized digital media stores and services. For more information, visit www.loudeye.com.

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Contacts:
Media/press contact: Karen Demarco, mPRm Public Relations, 323-933-3399, kdemarco@mprm.com
Investor Relations: Loudeye Corp., 206.832.4000, ir@loudeye.com

Forward-Looking Statements
This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking financial guidance regarding Loudeye’s 2006 operating plan and statements about expected margin improvements and cost reductions from the operating plan, as well as other matters. The words or phrases “believes,” “expects,” “will” and “anticipates” and similar words and phrases are intended to identify such forward-looking statements. The forward-looking statements contained in this press release are based on current estimates and actual results may differ materially. In particular, the preliminary financial results announced today are unaudited and are subject to change. Loudeye’s estimated unrestricted cash, cash equivalents and marketable securities balance as of December 31, 2005, of approximately $9.0 million raises substantial doubt about Loudeye’s ability to continue as a going concern. Additional risks Loudeye faces include:

•	inability to secure additional investments on acceptable terms, or at all;

•	the potential effects of the restructuring announced today on our business and operations including potential loss of customers, inability to add new customers, and inability to continue to provide services to existing customers on discontinued technology platforms;

•	customer concentration, especially in our European digital media store business and our digital media content encoding services;

•	potential loss of key employees;

•	competitive pressures in the market for mobile music services and customer concentration and technical risks associated with Loudeye’s mobile music service offerings;

•	competition with other providers of business-to-business digital media store services and associated pricing pressures;

•	the complexity of Loudeye’s services and delivery networks;

•	pressure on our margins, in particular resulting from increasing wholesale content rates;

•	adverse or uncertain legal developments with respect to copyrights surrounding the creation and distribution of digital content; and

•	other risks set forth in Loudeye’s most recent Form 10-Q, 10-K and other SEC filings which are available through EDGAR at www.sec.gov.

These are among the primary risks we foresee at the present time. Loudeye assumes no obligation to update the forward-looking statements.

As disclosed in our annual report on Form 10-K for the year ended December 31, 2004, we determined that, as of the December 31, 2004 measurement date, there were deficiencies in both the design and effectiveness of our internal control over financial reporting. We assessed those deficiencies and determined that there were eight material weaknesses in our internal control over financial reporting as of December 31, 2004. As a result, management concluded that our internal control over financial reporting was not effective as of December 31, 2004. We may not be successful in remediating each of these material weaknesses and we identify further material weaknesses during the course of our internal control assessment as of December 31, 2005. The existence of a material weakness or weaknesses is an indication that there is more than a remote likelihood that a material misstatement of our financial statements will not be prevented or detected in a future period.